EXHIBIT 99.1

Guskin Gold Secures Interest in Tepa Concession, a 50-Acre Alluvial Gold Field in the Ashanti Region, Ghana.

The Company is pleased to announce the Joint Venture with Ensuro Group of Companies with the purpose to bring the project into modern commercial production.

SAN JOSE, CA, February 8, 2022 -- Guskin Gold Corp (OTC: GKIN) (“Guskin Gold” or the “Company”) is pleased to announce it has entered into a Joint Venture and Partnership Agreement with Ensuro Group of Companies Limited (“EGCL”) for the exploration, development, exploitation, and commercial production and operation of the Tepa gold project.

The “Tepa Concession'' covers a total surface area of fifty (50) acres and is located near Nfante in the Ahafo Ano District of Ghana. EGCL are the Licensed Leaseholders of Mining and Mineral Rights Owners of the Tepa Concession. The area is part of a  Mining Programme initiated by the Ghana Government in collaboration with the Minerals Commission.

Per the Joint Venture Agreement EGCL granted Guskin Gold Ghana  an exclusive seventy percent (70%) ownership interest in the Tepa Concession for the purpose of commercially producing alluvial gold from the property.

As consideration for the Partnership, the Company will provide all financing in accordance with a work program and budget necessary to extract ore and to conduct all operational activities relating to the further development and exploitation of the Tepa Concession.

Additionally, the Company shall advance to EGCL an amount of Three Hundred Thousand (GH₵300,000) Ghana Cedi, which shall be repaid from the initial monies earned from the Tepa Concession.

The Company has already begun the due diligence work program and report to assess the extent of the alluvial gold plain as well as pitting with an excavator to determine gravel and recovery characteristics, and expects the reports to be completed in the coming week.

About Guskin Gold Corp.

Guskin Gold Corp. (OTCQB: GKIN) is a mining company publicly traded in the United States, with its head office in Santa Clara, California. Guskin is focused on gold exploration and alluvial mining in Ghana, the number one gold producer in Africa and seventh largest gold producing country in the world. The Company’s leadership team is world-class. Many are native to Ghana and all offer specialized expertise in the business of gold exploration, mining, public markets, finance, and all are passionately committed to the success of the Company, our partners, and our investors. For additional information please visit www.guskingold.com.

Contact Information

Mrs. Naana Asante

Chief Executive Officer

Tel: + (408) 766-1511

naana.asante@guskingold.com

www.guskingold.com

Forward-Looking Statements and Disclosure

This news release contains "forward-looking statements" which are not purely historical and may include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the development, costs and results of new business opportunities and words such as "anticipate", "seek", intend", "believe", "estimate", "expect", "project", "plan", or similar phrases may be deemed "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with the exploration and exploitation of our concessions, new mineral and/or gold projects, securing necessary financing, the future of the U.S. and global economies, the impact of competition, and the Company's reliance on existing regulations pertaining to the mining and exploration of mineral properties in Ghana and internationally. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission. For more information, please visit www.sec.gov.

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